Exhibit 3.1.1                                           FEDERAL IDENTIFICATION
NOTE:  Left hand column has the following:                     NO. 04-2601571
       Space for initials for Examiner, Name Approved,
       C, P, M, R.A. and P.C.

NOTE:  Stamped by the Secretary of the Commonwealth
       97 FEB 10, PM 1:40 Corporation Division


                       THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                               ARTICLES OF AMENDMENT
                      (General Laws, Chapter 156B. Section 72)


We,  Bruce A. Shear, President

and  Paula C.Wurts, Assistant Clerk

of   PHC, Inc.
    _______________________________________________
        (Exact name of corporation)

 located at:   200 Lake Street, Suite 102, Peabody, MA 01960
                  (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:
                              3
___________________________________________________________________________
   (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on December 31, 1996, by vote of:

2,165,526 shares of Class A Common stock in favor out of 2,483,522  shares
outstanding.        (type, class, & series if any)

742,218 shares of Class B Common Stock in favor out of 800,628* shares
outstanding.      (type, class, & series if any)


     ** being at least a majority of each type, class or series outstanding and entitled to vote thereon.
     * The Class A and Class B Common Shares vote together as a single class upon all matters except the election of directors; each Class A Share is entitled to one vote per share and each Class B share is entitled to five votes per share.


                                      .
For amendments adopted pursuant to Chapter 156B.  Section 70.
For amendments adopted pursuant to Chapter 156B.  Section 71.

     NOTE:: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following: The total presently authorized is:

        WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS

  TYPE      NUMBER OF SHARES      TYPE       NUMBER OF SHARES      PAR VALUE
Common:                         Common:   Class A  10,000,000         $.01
                                          Class B   2,000,000         $.01
                                          Class C     200,000         $.01
Preferred:                     Preferred:           1,000,000         $.01



Change the total authorized to:

        WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS


  TYPE      NUMBER OF SHARES     TYPE       NUMBER OF SHARES       PAR VALUE
Common:                         Common:  Class A  20,000,000         $.01
                                         Class B   2,000,000         $.01
                                         Class C     200,000         $.01
Preferred:                     Preferred:          1,000,000         $.01

     The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:  _________________________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 28th day of January, 1997

     Bruce A, Shear__________________________________,  President

     Paula C. Wurts _________________________________,  Assistant Clerk

                THE COMMONWEALTH OF MASSACHUSETTS

                      ARTICLES OF AMENDMENT
             (General Laws, Chapter 156B, Section 72)



            I   hereby    approve    the   within
            Articles   of   Amendment.   and  the
            filing   fee  in  the   amount  of  $
            __________  having  been  paid,  said
            article   is   deemed  to  have  been
            filed  with me this  __________  date
            of __________, 19_______.






            Effective date:  _______________________________________________


                      WILLIAM FRANCIS GALVIN
                  Secretary of the Commonwealth








                  TO BE FILED IN BY CORPORATION
               Photocopy of document to be sent to:

                       Roslyn G. Daum, Esq.
                      Choate, Hall & Stewart
                 Exchange Place, 53 State Street
                         Boston, MA 02109